BYLAWS



ARTICLE I.     NAME AND SEAL.

     Section 101.   Name.   The name of the Corporation is AEL Industries,
Inc.

     Section 102. State of Incorporation. The Corporation has been incorporated under the laws of the Commonwealth of Pennsylvania.

     Section 103. Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, the words "Corporate Seal", and the name of the State of Incorporation. The seal may be used by any person authorized by the Board of Directors of the Corporation or by these Bylaws by causing the seal or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

ARTICLE II.    REGISTERED AND PRINCIPAL OFFICES.

     Section 201. Registered Office. The registered office of the Corporation in the State of Incorporation shall be at

               305 Richardson Road
               Lansdale, Pa.  19446

     Section 202. Offices. The principal office of the Corporation and any other offices of the Corporation shall be located at such places, within and without the State of Incorporation, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE III.   MEETINGS OF SHAREHOLDERS.

     Section 301. Place of Meetings. All meetings of the shareholders shall be held at such place or places, within or without the State of Incorporation, as shall be determined by the Board of Directors from time to time.

     Section 302. Annual Meetings. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such place and at such time as the Board of Directors shall fix. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable statute or regulation.

     Section 303. Conduct of Shareholders' Meetings. The Chairman of the Board or the President shall preside at all shareholders' meetings, or, in their absence, any vice president. The officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. The revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation.

ARTICLE IV.    DIRECTORS AND BOARD MEETINGS.

     Section 401. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     Section 402. Number of Directors. The Board of Directors shall consist of not less than three (3) nor more than ten (10) directors. The number of directors to be elected, subject to the foregoing limits, shall be determined by resolution of the Board of Directors. The directors shall be elected by the shareholders at the annual meeting of shareholders to serve until the next annual meeting of shareholders. Each director shall serve until his successor shall have been elected and shall qualify, even though his term of office as herein provided has otherwise expired, except in the event of his earlier resignation or removal.

     Section 403. Resignations. Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

     Section 404. Compensation of Directors. No director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable fee to be paid each director for his services in attending meetings of the Board. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in attending each meeting of the Board or any Committee of the Board.

     Section 405. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day and at such hour as the Board shall from time to time designate. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which the directors are elected. Notice of regular meetings of the Board of Directors need not be given.

     Section 406. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called whenever two or more members of the Board so request in writing. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least one calendar day before the date of such meeting.

     Section 407. Reports and Records. The reports of officers and committees shall be filed with the Secretary. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

     Section 408. Executive Committee. The Board of Directors may, without limiting its right to establish other committees, establish an Executive Committee of the Board which shall consist of any two or more directors. The Executive Committee shall have and exercise the authority of the Board of Directors in the management and affairs of the Corporation, except as otherwise provided in the resolution establishing the Executive Committee.

     Section 409. Absence or Disqualification of Committee Members. In the absence or disqualification of any member of any committee or committees established by the Board of Directors, the member or members thereof present at any meeting of such committee or committees, and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

ARTICLE V.     OFFICERS.

     Section 501. Officers. The officers of the Corporation shall be a President, Chairman of the Board, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers or assistant officers as the Board of Directors may from time to time deem advisable. Except for the President, Secretary and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. Officers shall be elected by the Board of Directors at the time and in the manner as the Board of Directors from time to time shall determine. Each officer shall hold office for a term extending until the first regular meeting of the Board of Directors following the annual meeting of shareholders and until his successor shall have been elected and shall qualify, except in the event of his earlier resignation or removal.

     Section 502. Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer and shall preside at meetings of the Board of Directors. He shall be responsible for directing the business of the Corporation with the objective of providing maximum profit and return on invested capital. He shall determine the basic objectives of the Corporation, formulating plans and policies and allocating resources for the achievement of these objectives, subject to the approval of the Board of Directors. The Chairman of the Board shall also perform such other duties as may be prescribed by the Board of Directors.

     Section 503. President. The President shall be the Chief Operating Officer and shall direct, administer and coordinate the activities of the Corporation in accordance with policies, goals and objectives established by the Chief Executive Officer and the Board of Directors. He shall be accountable for the full range of operations of the Corporation, providing operational guidance and analyzing and appraising the effectiveness of all operations. The President shall also perform such other duties as may be prescribed by the Chairman of the Board or the Board of Directors.

     Section 504. Vice Presidents. The Vice Presidents shall perform such duties and do such acts as may be prescribed by the Board of Directors or the President. Subject to the provisions of this Section, the Vice Presidents in order of their seniority shall perform the duties and have the powers of the President in the event of his absence or disability.

     Section 505. Chief Financial Officer. The Chief Financial Officer shall be responsible for the Corporation's overall financial plans and policies and its accounting practices. He shall direct the treasury, budgeting, auditing, tax and accounting activities for the Corporation and its subsidiaries. He shall on request render to the Chief Executive Officer and the Board of Directors an account of all financial transactions of the Corporation and of its financial condition. The Chief Financial Officer shall act under the direction of the Chief Executive Officer and shall also perform such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors.

     Section 506. Treasurer. The Treasurer shall act under the direction of the Chief Financial Officer. He shall be responsible for the conduct of the Corporation's relationship with lending institutions, shareholders and the financial/investment community. He shall be responsible for managing the investment of corporate funds and for overseeing the management of the Corporation's pension and retirement funds. The Treasurer shall also perform such other duties as may be prescribed by the Chief Financial Officer.

     Section 507. Secretary. The Secretary shall act under the direction of the Chief Executive Officer. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation, and, when duly authorized to do so, cause it to be affixed to any instruments requiring it.

     Section 508. Assistant Officers. Any assistant officers elected by the Board of Directors shall have such duties as may be prescribed by the Board of Directors, the President, or the officer to whom they are an assistant. Assistant officers shall perform the duties and have the power of the officer to whom they are an assistant in the event of such officer's absence or disability.

     Section 509. Compensation. Unless otherwise provided by the Board of Directors, the salaries and compensation of all officers shall be fixed by the Chief Executive Officer, except that the salary and compensation of the Chief Executive Officer shall be fixed by the Board of Directors.

     Section 510. General Powers. The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board of Directors.

ARTICLE VI.    PERSONAL LIABILITY OF DIRECTORS AND INDEMNIFICATION.

     601.  Personal Liabilities of Directors.

     (a) A director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless

          (1) the director has breached or failed to perform the duties of his office under Section 8363 of the Pennsylvania Directors' Liability Act (which, as amended from time to time, is hereafter called the "Directors' Liability Act"); and

          (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     602.  Mandatory Indemnification of Directors and Officers.

     The Corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys' fees and costs), judgments, fines, (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise provided in Section 604. A director or officer of the Corporation entitled to indemnification under this Section 602 is hereafter called a "person covered by Section 602".




     603.  Expenses.

     Expenses incurred by a person covered by Section 602 in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Section 604.

     604.  Exceptions.

     No indemnification under Section 602 or advancement or reimbursement of expenses under Section 603 shall be provided to a person covered by
Section 602 (a) with respect to expenses or the payment of profit arising from the purchase or sale of securities of the Corporation in violation of
Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self-dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid to or for the benefit of such person by an insurance carrier under a policy of liability insurance the premiums for which are paid by the Corporation or any entity or individual other than such person; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which shall not be unreasonably withheld. The Board of Directors of the Corporation is hereby authorized, at any time by resolution, to add to the above list of exceptions from the right of indemnification under Section 602 or advancement of reimbursement of expenses under Section 603, but any such additional exception shall not apply with respect to any event, act or omission which has occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the Corporation.

     605.  Continuation of Rights.

     The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

     606.  General Provisions.

     (a) The term "to the fullest extent permitted by applicable law", as used in this Article, shall mean the maximum extent permitted by public policy, common law or statute. Any person covered by Section 602 may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person's option, (i) on the basis of the applicable law on the date this Article was approved by shareholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification is sought.

     (b) The right of a person covered by Section 602 to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section 603 (i) may also be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person, (ii) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification (as determined by such person) of this Article with respect to events, acts or omissions occurring before such rescission or restrictive modification is adopted.

     (c) If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation together with all supporting information reasonably requested by the Corporation, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the Corporation's primary banker) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorneys' fees and costs) of prosecuting such claim.

     (d) The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

     (e) The provisions of this Article may, at any time (and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant hereto), be amended, supplemented, waived, or terminated, in whole or in part, with respect to any person covered by Section 602 by a written agreement signed by the Corporation and such person.

     (f) The Corporation shall have the right to appoint the attorney for a person covered by Section 602, provided such appointment is not unreasonable under the circumstances.

     607.  Optional Indemnification.

     The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons (whether or not directors or officers) in all situations other than those covered by this Article.

     608.  Prior Bylaws.

     Any bylaw provisions which are amended, replaced or repealed by this Article shall continue to apply to any breach of performance of duty or any failure of performance of duty by any director or officer to which this Article does not apply by reason of Section 8367 of the Directors' Liability Act.

ARTICLE VII.   SHARE OF CAPITAL STOCK.

     Section 701. Authority to Sign Share Certificates. Every share certificate shall be signed by the Chairman of the Board, the President or one of the Vice Presidents and by the Secretary or one of the Assistant Secretaries. To the extent permitted by law such signatures may be facsimiles, engraved or printed.


     Section 702. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if said shareholder shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or President or the Secretary; and (c) satisfied any other reasonable requirements (including, without limitation, providing a surety bond) fixed by the Board of Directors, or the President or the Secretary.

ARTICLE VIII.  GENERAL.

     Section 801. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

     Section 802. Signing Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer, officers, or other person or persons as the Board of Directors may from time to time designate.

     Section 803. Record Date. The Board of Directors may fix any time whatsoever (whether or not the same is more than fifty days) prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividends or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

     Section 804. Text of Proposed Resolution in Written Notice. Whenever the language of a proposed resolution is included in a written notice to shareholders, the shareholders' meeting considering the resolution may adopt it with such clarifying or other amendments as do not enlarge its original purpose, without further notice to shareholders not present in person or by proxy.

     Section 805. Absentee Participation in Meetings. One or more directors or shareholders may participate in a meeting of the Board of Directors, or of a committee of the Board, or a meeting of the shareholders, by means of a conference, telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

     Section 806. Emergency Bylaws. In the event of any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster, and until the termination of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of these Bylaws:

     (a) A special meeting of the Board of Directors may be called by any officer or director upon one hour's notice, and

     (b) The director or directors in attendance at the meeting shall constitute a quorum.

     Section 807. Section 910 of the Pennsylvania Business Corporation Law shall not be applicable to this Corporation; the provisions of Section 910 shall not be applicable with respect to any stock previously or hereafter issued, whether the same has voting rights at the time of issuance or acquired voting rights at any time thereafter.

     Section 808. Financial Reports. Unless the Corporation shall have 100 or more shareholders of record on the last day of a fiscal year, the directors of the Corporation shall not be required to cause to be sent to the share-holders annual financial statements for such fiscal year under
Section 318 of the Pennsylvania Business Corporation Law. If the Corporation shall have fewer than 100 shareholders of record on the last day of a fiscal year, any financial statements for such fiscal year which the directors in their discretion may cause to be sent to the shareholders need not be examined by an independent certified public accountant or by a firm thereof, or accompanied by such accountant's or firm's opinion thereof.

     Section 809.   (a)  Section 911 of the Pennsylvania Business
Corporation Law ("BCL") shall not be applicable to this Corporation.

     (b) As provided in Section 911C(3) of the BCL, this section 809 may be rescinded only by amendment of the Articles of Incorporation or by amendment of the bylaws approved by at least 85% of the whole Board of Directors.



ARTICLE IX.    AMENDMENT OR REPEAL.

     Section 901. Amendment or Repeal by the Board of Directors. These Bylaws may be amended or repealed, in whole or in part, by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board duly convened.

     Section 902. Recording Amendments and Repeals. The text of all amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment or repeal and a notation of whether such amendment or repeal was adopted by the shareholders or the Board of Directors.

ARTICLE X.     ADOPTION OF BYLAWS AND RECORD OF AMENDMENTS AND REPEALS.

     Section 1001. Adoption and Effective Date. These Bylaws have been adopted and restated as the Bylaws of the Corporation this 12th day of July, 1988, and shall be effective as of said date.

     Section 1002.  Amendments or Repeals.

                              Date Amended
Section Involved              or Repealed              Adopted By

402, 407, 408, 507,
  601 and 806                 January 9, 1990          Board of Directors

810                           July 11, 1990            Board of Directors

703 and 901                   April 22, 1993           Board of Directors


1. The following resolution was adopted by the Board of Directors of this Corporation on January 9, 1990.

          RESOLVED, that the Bylaws of the Corporation are hereby amended as set forth below:

     A.  Section 402 is amended to read in full as follows:

     Section 402. Number of Directors. The Board of Directors shall consist of not less than three (3) nor more than ten (10) directors. The number of directors to be elected, subject to the foregoing limits, shall be determined by resolution of the Board of Directors. The directors shall be elected by the shareholders at the annual meeting of shareholders to serve until the next annual meeting of shareholders. Each director shall serve until his successor shall have been elected and shall qualify, even though his term of office as herein provided has otherwise expired, except in the event of his earlier resignation or removal. A majority of the Board of Directors, whether or not he or they constitute a quorum, may designate a successor to fill a vacancy arising from the resignation, death, incapacity or disqualification of any director.

     B.  Section 407 is amended to read in full as follows:

     Section 407. Reports and Records. The reports of officers and committees shall be filed with the Secretary. The Board of Directors shall keep complete records of its proceedings. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

     C.  Section 408 is amended to read in full as follows:

     Section 408. Executive Committee. The Board of Directors may, without limiting its right to establish other committees, establish an Executive Committee of the Board which shall consist of any two or more directors. The Executive Committee shall have and exercise the authority of the Board of Directors in the management and affairs of the Corporation, except as otherwise provided by applicable statute or in the resolution establishing the Executive Committee.

     D.  Section 507 is amended to read in full as follows:

     Section 507. Secretary. The Secretary shall act under the direction of the Chief Executive Officer. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the CEO or the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation, and, when duly authorized to do so, cause it to be affixed to any instruments requiring it.

     E. The heading of ARTICLE VI and Section 601 is amended to read in full as follows:

ARTICLE VI.    PERSONAL LIABILITY OF DIRECTORS AND OFFICERS;
               INDEMNIFICATION.

     601.  Personal Liabilities of Directors and Officers.

     (a) A director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless

          (1) the director has breached or failed to perform the duties of his office under Section 8363 of the Pennsylvania Directors' Liability Act; and

          (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     (b) An officer of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his office under Section 1732 of the Pennsylvania Business Corporation Law.

     F.  Section 806 is amended to read in full as follows:

     Section 806. Emergency Bylaws. In the event of any emergency resulting from an attack on the United States, a nuclear disaster, or another catastrophe as a result of which a quorum of the board cannot readily be assembled, and until the termination of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of these Bylaws:

     (a) A special meeting of the Board of Directors may be called by any officer or director upon one hour's notice, and

     (b) The director or directors in attendance at the meeting shall constitute a quorum.

2. The following resolution was adopted by the Board of Directors of this Corporation on July 11, 1990:

     RESOLVED, that the following Section 810 shall be added to the bylaws of the Corporation:

     Section 810. Pennsylvania Anti-Takeover Act of 1990. The following subchapters of Chapter 25 of Title 15 of Pennsylvania Consolidated Statutes (which subchapters were added by Pennsylvania Act No. 1990-36, formerly Senate Bill No. 1310) shall not be applicable to this corporation:

     Subchapter G        Control Share Acquisitions

     Subchapter H        Disgorgement by Certain Controlling Shareholders
                         following Attempts to Acquire Control

     Subchapter I        Severance Compensation for Employees Terminated
                         following Certain Control-Share Acquisitions

     Subchapter J        Business Combination Transactions - Labor
                         Contracts

3. The following resolution was adopted by the Board of Directors of this Corporation on April 22, 1993:

     RESOLVED, that the following Section 703 shall be added to the bylaws of the Corporation:

     "Section 703. Preferred Stock. (a) Section B of Article 4th of the Articles of Incorporation provides that the Board of Directors of the Corporation is expressly vested with authority to fix by resolution the designations, preferences, qualifications, limitations, restrictions and special or relative rights (if any) of the Preferred Stock and each series thereof which may be designated by the Board of Directors. The Board of Directors shall act only with the unanimous approval of all directors then in office with respect to the designation of (1) the voting rights and powers (if any) of the Preferred Stock and each series thereof and (2) the rights (if any) of holders of Preferred Stock, and each such series thereof, to convert the same into, or exchange the same for, shares of any other classes (or series of classes) of capital stock of the Corporation, except shares of Class A common stock.

     "(b) This section 703 may be amended or repealed only with the unanimous approval of all directors then in office."

     RESOLVED, that the following Section 901 shall be added to the bylaws of the Corporation:

     "Section 901. Amendment or Repeal by the Board of Directors. Except as otherwise provided in any bylaw section, these Bylaws may be amended or repealed, in whole or in part, by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board duly convened."

4. The following resolution was adopted by the Board of Directors of this Corporation on February 28, 1995:


     RESOLVED, that the Board of Directors of AEL INDUSTRIES, INC. , a Pennsylvania corporation ("Corporation"), by the affirmative vote of a majority of the Board of Directors of the Corporation at a meeting duly convened and held on February 28, 1995, does hereby amend the Bylaws of the Corporation as follows so as to effectuate the purposes of an Agreement dated February 28, 1995 between the Corporation and Dr. Leon Riebman and Claire Riebman.

ARTICLE IV.    DIRECTORS AND BOARD MEETINGS.

Section 401.   Management by Board of Directors.  Except as provided in
Section 410 of these Bylaws, the business and affairs of the Corporation shall be managed by its Board of Directors, and the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 402. Number of Directors. (a) The Board of Directors shall consist of not less than three (3) nor more than ten (10) directors. The number of directors to be elected, subject to the foregoing limits, shall be determined by resolution of the Board of Directors. The directors shall be elected by the shareholders at the annual meeting of shareholders to serve until the next annual meeting of shareholders. Each director shall serve until his successor shall have been elected and shall qualify, even though his term of office as herein provided has otherwise expired, except in the event of his earlier resignation or removal. A majority of the Board of Directors, whether or not he or they constitute a quorum, may designate a successor to fill a vacancy arising from the resignation, death, incapacity or disqualification of any director.

     (b) A majority of the Board of Directors shall be independent directors. For the purpose of these bylaws the term "independent director" shall mean a person (i) who is not an employee of or consultant to the Company; (ii) is not related by blood or marriage to either Dr. Leon Riebman or Claire E. Riebman; and (iii), in the reasonable determination of the Committee, does not have a financial or other material relationship with either Dr. Leon Riebman or Claire E. Riebman which might influence the objectivity of his or her judgment as it relates to the best interests of the Company and its shareholders.

Section 403. Resignations. Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

Section 404. Compensation of Directors. No director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable fee to be paid each director for his services in attending meetings of the Board. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in attending each meeting of the Board or any Committee of the Board.

Section 405. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day and at such hour as the Board shall from time to time designate. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which the directors are elected. Notice of regular meetings of the Board of Directors need not be given.

Section 406. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called whenever two or more members of the Board so request in writing. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least one calendar day before the date of such meeting.

Section 407. Reports and Records. The reports of officers and committees shall be filed with the Secretary. The Board of Directors shall keep complete records of its proceedings. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

Section 408. Executive Committee. The Board of Directors may, without limiting its right to establish other committees, establish an Executive Committee of the Board which shall consist of any two or more directors. The Executive Committee shall have and exercise the authority of the Board of Directors in the management and affairs of the Corporation, except as otherwise provided by applicable statute or in the resolution establishing the Executive Committee, and except as provided in Section 410 of these Bylaws.

Section 409. Absence or Disqualification of Committee Members. In the absence or disqualification of any member of any committee (other than the Long Range Planning Committee) or committees established by the Board of Directors, the member or members thereof present at any meeting of such committee or committees, and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

Section 410. Long Range Planning Committee. (a) All actions by the Company contemplated by the Agreement dated February 28, 1995 by and among the Company and Dr. Leon Riebman and Claire E. Riebman (the "Agreement"), and by the Voting Trust Agreement, the Escrow Agreement, the 1995 Agreement and the Participation Rights Agreement, all referred to therein, shall be taken on its behalf exclusively by the Long Range Planning Committee (the "Committee"), which shall have the full authority of the Board of Directors for the purposes of all four of the foregoing agreements.

     (b) All actions of the Committee shall require the approval of a majority of the members thereof; provided, however, if at any time there exist fewer than three members of the Committee, all actions at such time shall require the unanimous approval of the members of the Committee.

     (c) The Board of Directors shall (i) maintain the Committee in existence during the Initial Term, Renewal Term (as those terms are defined in the Agreement) or any extension of the Agreement; (ii) not change the present composition of the Committee except upon request of the Committee; and (iii) cause any successor member of the Committee to be a person who the Committee considers to be an independent director, as defined in
Section 402(b) of these Bylaws.

     (d) The amendment or repeal of any provision of Article IV relating to the Committee shall require the approval of the Committee.